UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 17, 2014

(December 11, 2014)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2014, the board of directors (the “Board”) of DURECT Corporation, a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the Company’s amended and restated bylaws (the “Bylaws”), effective as of the same date. The Amendment added a new Section 8.13 of the Bylaws to provide that unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws of the Company, attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 17, 2014	By:	/s/ Matthew J. Hogan
Matthew J. Hogan
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of the Company.